Exhibit 16.1

PricewaterhouseCoopers LLP 1300 SW Fifth Avenue Suite 3100 Portland OR 97201 Telephone (971) 544 4000 Facsimile (971) 544 4100

June 21, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Precision Castparts Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Precision Castparts Corp. dated June 15, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP